Exhibit 99.1

LogMeIn Reports 35 Percent Year-Over-Year Revenue Growth in the

Second Quarter, Raises Guidance by $6 Million

Q2 Revenue of $55 Million; Operating Cash Flow 38% of revenue;

Increases FY’14 Revenue Guidance to $216.5-218.0 Million

Boston, July 24, 2014 – LogMeIn, Inc. (NASDAQ: LOGM) today announced its results for the second quarter of 2014. Total revenue increased 35 percent to $55.0 million from $40.7 million reported in the second quarter of 2013.

Adjusted EBITDA for the second quarter of 2014 was $11.5 million, or 21 percent of revenue, as compared to $8.1 million, or 20 percent of revenue in the second quarter of 2013.

Non-GAAP net income for the second quarter of 2014 was $7.3 million, or $0.29 per diluted share. Non-GAAP net income excludes $6.7 million in stock compensation expense, $181,000 in patent litigation related expense and $2.0 million in acquisition related costs and amortization. This compares to non-GAAP net income of $3.3 million, or $0.13 per diluted share, reported in the second quarter of 2013.

GAAP net income for the second quarter of 2014 was $1.3 million, or $0.05 per diluted share, as compared to GAAP net loss of $1.4 million, or $0.06 per diluted share, reported in the second quarter of 2013.

GAAP cash flow from operations for the second quarter of 2014 was $21.0 million, or 38 percent of revenue. The Company closed the quarter with cash, cash equivalents and short-term investments of $221.0 million. Additionally, the Company reported total deferred revenue of $108.3 million, an increase of 39 percent from the $77.7 million reported in the second quarter of 2013.

A reconciliation of the comparable GAAP financial measures to non-GAAP measures used above is included in the attached tables.

“We’re happy to report another very good quarter and a great first half, with revenue and earnings that exceeded the high-end of our guidance,” said Michael Simon, CEO of LogMeIn.

“Our key growth drivers continue to perform very well, with join.me once again delivering 100-plus percent year-over-year revenue growth, strong ongoing contribution from our SMB IT customer base and early, encouraging customer demand and traction in the Internet of Things with Xively.”

“As a result, we are now forecasting revenue growth in excess of thirty percent for 2014,” concluded Simon.

Business Outlook

Based on information available as of July 24, 2014, LogMeIn is issuing guidance for the third quarter 2014 and fiscal year 2014.

Third Quarter 2014: The Company expects third quarter revenue to be in the range of $56.0 million to $56.5 million.

Adjusted EBITDA is expected to be in the range of $11.5 million to $12.0 million, representing an adjusted EBITDA margin of 20 to 21 percent.

Non-GAAP net income is expected to be in the range of $6.7 million to $7.1 million, or $0.27 to $0.28 per diluted share. Non-GAAP net income excludes an estimated $6.7 million of stock compensation expense, $100,000 in patent litigation related expense and $2.0 million in acquisition related costs and amortization.

Non-GAAP net income for the third quarter assumes an effective tax rate of approximately 30 percent. Non-GAAP net income per diluted share for the third quarter of 2014 is based on an estimated 25.0 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, patent litigation related expense and acquisition related costs and amortization, we expect to report GAAP net income in the range of $700,000 to $1.1 million, or $0.03 to $0.04 per share.

GAAP net income for the third quarter assumes an effective tax rate of approximately 20 percent. GAAP net income per share for the third quarter of 2014 is based on an estimated 25.0 million weighted average shares outstanding.

Fiscal year 2014: The Company expects full year 2014 revenue to be in the range of $216.5 million to $218.0 million.

Adjusted EBITDA is expected to be in the range of $45.0 million to $48.0 million, representing an adjusted EBITDA margin of 21 to 22 percent.

Non-GAAP net income is expected to be in the range of $26.3 million to $28.0 million, or $1.05 to $1.12 per diluted share. Non-GAAP net income excludes an estimated $25.8 million in stock compensation expense, $400,000 in patent litigation related expense and $7.0 million in acquisition related costs and amortization.

Non-GAAP net income for the full fiscal year 2014 assumes an effective tax rate of approximately 30 percent. Non-GAAP net income per diluted share for 2014 is based on an estimated 25.0 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, patent litigation related expense and acquisition related costs and amortization, we expect to report GAAP net income in the range of $3.5 million to $5.4 million, or $0.14 to $0.21 per share.

GAAP net income for the full year assumes an effective tax rate of 20 percent. GAAP net income per share for 2014 is based on an estimated 25.0 million weighted average shares outstanding.

Conference Call Information for Today, Thursday, July 24, 2014

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 888-481-2877 (for the U.S. and Canada) or 719-325-2495 (for international callers), and enter conference ID 715-9376. A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on July 24, 2014 until 11:59 p.m. Eastern Time on July 31, 2014, by dialing 888-203-1112 (for the U.S. and Canada) or 719-457-0820 (for international callers) and entering conference replay pass code 715-9376.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations.

Adjusted EBITDA is GAAP net (loss) income excluding (provision for) benefit from income taxes, interest income, net, other expense, depreciation and amortization, acquisition related costs, stock compensation expense, and patent litigation related expense. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP operating income excludes acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP cash flow from operations excludes payments and receipts related to patent litigation related costs and acquisition related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn (Nasdaq:LOGM) transforms the way people work and live through secure connections to the computers, devices, data, and people that make up their digital world. The Company’s cloud services free millions of people to work from anywhere, empower IT professionals to securely embrace the modern cloud-centric workplace, give companies new ways to reach and support today’s connected customer, and help businesses bring the next generation of connected products to market.

LogMeIn is headquartered in Boston’s Innovation District with offices in Australia, Hungary, India, Ireland, and the UK.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, the progress or success of the Company’s products and services, and the Company’s financial guidance for fiscal year 2014 and the third quarter of 2014. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the Company’s markets, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Rescue, join.me, Cubby, AppGuru, Xively and BoldChat are trademarks or registered trademarks of LogMeIn in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	June 30,
	2013	2014
ASSETS
Current assets:
Cash and cash equivalents	$89,257	$120,828
Marketable securities	100,299	100,170
Accounts receivable, net	12,957	10,601
Prepaid expenses and other current assets	6,508	7,537
Restricted cash, current portion	23	1,492
Deferred income taxes	3,053	3,053

Total current assets	212,097	243,681
Property and equipment, net	13,198	13,661
Restricted cash, net of current portion	3,902	2,584
Intangibles, net	16,886	17,476
Goodwill	18,712	25,007
Other assets	5,348	5,231
Deferred income taxes	9,470	9,218

Total assets	$279,613	$316,858

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,390	$5,958
Accrued liabilities	20,110	19,023
Deferred revenue, current portion	82,496	106,496

Total current liabilities	108,996	131,477
Deferred revenue, net of current portion	2,667	1,845
Other long-term liabilities	611	2,022

Total liabilities	112,274	135,344

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	254	262
Additional paid-in capital	200,235	219,127
(Accumulated deficit) retained earnings	(1,439)	895
Accumulated other comprehensive loss	(1,186)	(1,296)
Treasury stock	(30,525)	(37,474)

Total equity	167,339	181,514

Total liabilities and equity	$279,613	$316,858

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Revenue	$40,670	$54,975	$78,107	$103,995
Cost of revenue	4,776	7,397	9,185	13,517

Gross profit	35,894	47,578	68,922	90,478

Operating expenses
Research and development	6,918	7,973	14,309	14,685
Sales and marketing	22,567	31,053	43,135	58,763
General and administrative	6,352	7,448	17,872	14,125
Amortization of intangibles	180	322	359	525

Total operating expenses	36,017	46,796	75,675	88,098

(Loss) income from operations	(123)	782	(6,753)	2,380
Interest income, net	155	149	320	260
Other (expense) income	(198)	224	454	196

(Loss) income before income taxes	(166)	1,155	(5,979)	2,836
(Provision for) benefit from income taxes	(1,194)	175	(1,188)	(502)

Net (loss) income	$(1,360)	$1,330	$(7,167)	$2,334

Net (loss) income per share:
basic	$(0.06)	$0.05	$(0.29)	$0.10
diluted	$(0.06)	$0.05	$(0.29)	$0.09
Weighted average shares outstanding:
basic	24,262,417	24,425,081	24,485,429	24,134,686
diluted	24,262,417	25,159,340	24,485,429	24,889,730

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
GAAP (Loss) income from operations	$(123)	$782	$(6,753)	$2,380
Add Back:
Stock-based compensation expense	5,117	6,713	10,282	12,151
Patent litigation related expenses	569	181	6,634	244
Acquisition related costs and amortization	1,141	2,012	2,211	3,152
Non-GAAP Operating income	6,704	9,688	12,374	17,927

Other income, net	(43)	373	774	456

Non-GAAP Income before income taxes	6,661	10,061	13,148	18,383
Non-GAAP Provision for income taxes	(3,395)	(2,749)	(6,753)	(5,574)

Non-GAAP Net income	$3,266	$7,312	$6,395	$12,809

Non-GAAP Diluted net income per share:	$0.13	$0.29	$0.26	$0.51
Diluted weighted average shares outstanding used in computing per share amounts:	24,867,371	25,159,340	25,028,953	24,889,730

Calculation of Adjusted EBITDA (unaudited)

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2014	2013	2014
GAAP Net (Loss) Income	$(1,360)	$1,330	$(7,167)	$2,334
Add Back:
Stock-based compensation expense	5,117	6,713	10,282	12,151
Patent litigation related expenses	569	181	6,634	244
Acquisition related costs	632	756	1,194	1,055
Interest income and other expense (income), net	43	(373)	(774)	(456)
Income tax expense (benefit)	1,194	(175)	1,188	502
Depreciation and amortization expense	1,892	3,027	3,596	5,499

Adjusted EBITDA	$8,087	$11,459	$14,953	$21,329

Stock-Based Compensation Expense

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Stock-based compensation expense:
Cost of revenue	$181	$274	$384	$509
Research and development	1,045	1,008	2,062	1,784
Sales and marketing	2,146	2,796	4,227	4,857
General and administrative	1,745	2,635	3,609	5,001

Total stock based-compensation	$5,117	$6,713	$10,282	$12,151

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Cash flows from operating activities
Net (loss) income	$(1,360)	$1,330	$(7,167)	$2,334
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,892	3,027	3,596	5,499
Amortization of premiums on investments	63	59	77	122
Provision for bad debts	13	(2)	41	32
Provision for deferred income taxes	167	3	198	268
Stock-based compensation	5,117	6,713	10,282	12,151
Gain on disposal of equipment	—	1	(1)	(1)
Changes in assets and liabilities:
Accounts receivable	2,329	1,056	3,601	2,575
Prepaid expenses and other current assets	(535)	(93)	(3,388)	(1,009)
Other assets	87	120	(1,794)	210
Accounts payable	(1,280)	1,441	(2,409)	433
Accrued liabilities	(3,350)	2,950	1,997	(1,327)
Deferred revenue	3,639	4,036	8,052	23,394
Other long-term liabilities	14	388	(174)	721

Net cash provided by operating activities	6,796	21,029	12,911	45,402

Cash flows from investing activities
Purchases of marketable securities	(10,004)	(14,999)	(60,381)	(19,984)
Proceeds from sale or disposal of marketable securities	10,000	15,000	60,000	20,000
Purchases of property and equipment	(4,301)	(2,568)	(6,456)	(4,348)
Intangible asset additions	(373)	(816)	(915)	(1,322)
Cash paid for acquisition, net of cash acquired	—	—	—	(7,434)
Decrease (increase) in restricted cash and deposits	125	(200)	125	(200)

Net cash used in investing activities	(4,553)	(3,583)	(7,627)	(13,288)

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	193	4,533	267	10,306
Income tax benefit from the exercise of stock options	(23)	—	2	—
Common stock withheld to satisfy income tax withholdings for restricted stock unit vesting	(681)	(2,656)	(917)	(3,557)
Purchase of treasury stock	(5,627)	(2,040)	(14,607)	(6,949)

Net cash used in financing activities	(6,138)	(163)	(15,255)	(200)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	226	(191)	(883)	(343)

Net (decrease) increase in cash and cash equivalents	(3,669)	17,092	(10,854)	31,571
Cash and cash equivalents, beginning of period	104,747	103,736	111,932	89,257

Cash and cash equivalents, end of period	$101,078	$120,828	$101,078	$120,828

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
GAAP Cash flows from operating activities	$6,796	$21,029	$12,911	$45,402
Add Back:
Patent litigation related payments	7,895	63	7,285	360
Acquisition related payments	43	59	518	115

Cash flows from operating activities before patent litigation related payments and acquisition related payments	$14,734	$21,151	$20,714	$45,877